MercadoLibre, Inc. Third Quarter 2023 Letter to Shareholders > November 1st, 2023 Q3’23 Results

We have been investing relentlessly and consistently in our products and services for many years, and the powerful impact of these investments on our performance was clear to see in the third quarter of 2023 in the form of accelerated growth, customer preference and business profitability. Operational KPIs remained strong and even picked up in Q3’23, with growth in items sold accelerating to 26% year-on-year (from 18% in Q2’23) and off-platform TPV growing at a faster pace than the previous quarter in all of our three largest markets. Our financial performance was equally pleasing. Net revenue of $3,760mn grew 40% year-on-year and income from operations more than doubled year-on-year for the fourth successive quarter reaching $685mn, with a margin of 18.2%. This shows, yet again, our ability to deliver fast top line growth alongside solid profitability, and the business’ potential to generate attractive economics as we scale. We have achieved these results whilst continuing to invest on several fronts as we seek to maximize MercadoLibre’s growth opportunities. We reached an important milestone in Q3’23 as we relaunched our loyalty program as MELI+. We now have an improved program in which we will continue to invest to grow the number of members. This process kicked-off in earnest in Brazil and Mexico in late August with high-impact marketing campaigns. The revamped bundle offers more free shipping, which is now available to members on millions of products from R$29 / MXN149 (vs. the previous free shipping threshold of R$79 / MXN299), free content subscriptions to Disney+ and Star+ platforms and a free music subscription to the Deezer platform, as well as exclusive offers and discounts. We are pleased with the initial results following the recent relaunch. Logistics is another area of investment. In Q3’23, we opened our first regional fulfillment center in Rio de Janeiro, which enabled us to increase our same-day shipping promise in Brazil’s second largest ecommerce market. We also announced that another facility will open early next year in the state of Pernambuco to increase capacity in the northeast region. Furthermore, we expanded one of our facilities in São Paulo and are preparing to add new fulfillment centers in Mexico in the coming quarters so that capacity keeps up with our volume growth. These long-term investments are designed to maintain our logistics competitive advantage, which was apparent in Q3’23 as we hit a record level of fulfillment penetration of 48% of shipments (up from 40% in Q3’22) - with Brazil leading the gains, helped by sellers’ NPS for fulfillment reaching a record high. Moreover, on-time deliveries hit record levels in Brazil, Mexico, Chile and Colombia at the same time as we improved the delivery promise on our product pages in all geographies, which positively impacts conversion. We also continue to focus on driving productivity and efficiency gains to offset the impact of incremental investments as far as possible, and we were successful in doing this in Q3’23, with broadly stable net shipping costs as a percentage of GMV vs. Q2’23. We are also pleased to see buyers adopting our innovative delivery options, including Meli Delivery Day (part of MELI+) and slower shipping for a lower cost. Q3’23 Results To our Shareholders Net Revenues of $3.8 billion, up 69.1% year-over-year on an FX neutral basis Income from operations of $685 million, with a 18.2% margin $47.3 billion Total Payment Volume, up 121.2% year-over-year on an FX neutral basis $11.4 billion Gross Merchandise Volume, up 59.3% year-over-year on an FX neutral basis ͏MONTEVIDEO, Uruguay, November 1st, 2023 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http:// www.mercadolibre.com), Latin America’s leading e-commerce and technology company, today reported financial results for the quarter ended September 30, 2023. 2 We have also been investing in our credit capabilities, specifically in the credit card product in Brazil and Mexico. Additional product development resources have helped strengthen the underwriting models for our credit card. This has translated into a material improvement in asset quality over the last 12 months, which has enabled us to increase the pace of new card issuance. As a result, we have accelerated the number of cards issued in Brazil and Mexico, and credit card TPV surpassed $1bn for the first time, with growth accelerating to almost 70% year-on-year in Q3’23. The credit card is in an investment phase as we begin to scale the product, which is a key piece of our long-term strategy to be the financial services provider of choice for users of our ecosystem.

We continue to execute well in Brazil, and Q3’23 was another quarter marked by strong momentum and market share gains in Commerce. GMV growth accelerated to 28% YoY on an FX-neutral basis, with the acceleration driven by an increase in items sold, which grew at 27% YoY, the highest rate of growth since Q4’21. All categories showed double-digit growth in items sold, helped by successful promotional campaigns in early July and for Father’s Day in August. Our first-party business continues to grow at an accelerated pace, enabled by material and structural improvements in profitability, and this is helping us to increase our share in the Consumer Electronics category. In August, we welcomed more than 15,000 sellers to the MercadoLivre Experience event in São Paulo, the biggest in our history. The event showcased the many tools available to sellers to help them build and grow their businesses and prepare for this year’s peak season. This included the launch of a new “Coupon Center”, which enables sellers to create their own discount coupons, as well as incentives to test fulfillment and ads, and workshops for tools such as Clips, our short format videos, which drive a 5x increase in product page views and have reached more than 1bn views since launch in Q3’22. At the same event, we also launched the MercadoPago credit card for small businesses that use our marketplace or payments processing services, strengthening the suite of credit products available to merchants. Our credit products performed well overall in Brazil in Q3’23 as we stepped up the pace of originations on the back of strong profitability and broadly stable NPLs. We began to offer larger and longer loans to certain groups of users as part of our strategy to increase engagement with our credit products, which has various positive knock-on impacts on our ecosystem. Off-platform TPV in Brazil showed good momentum, with FX-neutral growth edging higher to 42% YoY in Q3’23, with solid growth trends in payments processing and the digital account. We continue to see rising engagement with the digital account in the form of larger balances (assets under management more than doubling YoY) and a wider audience, which bodes well as we position MercadoPago as a comprehensive, everyday financial services solution. Q3’23 Results Brazil Mexico Mexico’s performance in Commerce continues to excel, and we believe our Q3’23 results show how well positioned MercadoLibre is to take advantage of the country’s long-term growth potential. GMV growth remained strong at 34% YoY on an FX-neutral basis, with growth of items sold accelerating to 38% YoY (from 34% in the prior quarter), its highest level since Q1’21. The Home & Industry and Apparel & Sports categories made the biggest contributions to items sold growth. We achieved fantastic results with the launch of the latest iPhone model, which represents an important step forward in our first-party and high-ticket strategies. Cross-border trade is growing well ahead of our overall GMV growth, and we continue to invest in this business as a strategic priority in Mexico. In September, we reached the milestone of off-platform TPV surpassing on-platform TPV for the first time in Mexico. Online Payments and POS are both performing well, and helped off-platform TPV growth accelerate to 88% YoY on an FX-neutral basis in Q3’23. We believe this fast pace of growth is driving sizable market share gains, and also accelerating the adoption of digital payments in Mexico. MercadoPago is focused on building awareness and engagement following the roll-out of our full product suite to the digital account in Mexico, and we saw good progress in Q3’23. Mindshare metrics show the brand’s traction building in recent months, with the highest share amongst non-traditional financial services providers. Our competitive NPS also improved, which we see as a consequence of a stronger product stack that now includes a credit card, as well as wider take up of our credit products more broadly. Q3’23 was another good quarter for our credit products in Mexico with solid growth and profitability. 3

Argentina delivered a better performance in Commerce in Q3’23, with items sold growth accelerating to almost 13% YoY, up from an average of 1% in the previous three quarters. Given the challenging macro environment in Argentina, we think there has been some pull-forward of demand as the country moved towards the final stages of this year's elections. We also deployed certain tactical measures to support growth, such as adjustments to our financing offer, co-financed promotional campaigns with sellers and tweaks to our marketing strategies. As we mentioned last quarter, the strength of MercadoPago’s value proposition is becoming ever- clearer in this tough environment as consumers in Argentina seek out simple ways to protect their money from inflation. We believe this was evident once more in Q3’23 as MercadoPago’s “top of mind” score rose substantially QoQ and YoY, with the number of users of our remunerated account surpassing 10mn for the first time, and assets rising more than 90% vs. Q2’23 and 5x YoY. This money-in has a positive impact on other use cases in our digital account, and contributed to off-platform TPV growth of 238% on an FX-neutral basis. This shows our Fintech operations in Argentina growing substantially ahead of inflation, with the positive gap between FX-neutral TPV growth and inflation widening in Q3’23 vs. Q2’23. Despite a tough backdrop, we believe the foundations of our business in Argentina are solid. Q3’23 Results Argentina 4 Consolidated Results We are pleased with our financial results for Q3’23, which was another quarter of strong growth and profitability. Revenue of $3,760mn grew 40% YoY, with another standout quarter in Mexico (66% YoY) and a strong performance in Brazil (40% YoY), with both countries outpacing Argentina (22% YoY), whose contribution to revenue fell to 22% in Q3’23 from 25% in Q3’22. Commerce revenue growth accelerated to 45% YoY due to an increase in services revenues, alongside a broadly unchanged 1P product sales growth rate of 37% YoY. Fintech revenue growth of 33% YoY accelerated sequentially as we have now lapped last year’s rapid growth in credit revenues, and we slowly increase the pace of originations. Revenue from our advertising services grew above 70% on an FX-neutral basis for the sixth quarter in succession, and is now equivalent to almost 1.7% of GMV. This high margin revenue had a positive impact on our Q3’23 gross margin, which was 3.0ppts higher YoY. Other positive drivers of gross margin include scale and efficiencies in CX (customer experience) and collection fees, fewer POS device sales and higher first-party product margins. These offset the headwinds from shipping operations (due to the expansion of our fulfillment footprint), higher credits funding costs and a lower mix of high margin credits revenue. Operating expenses fell by 4.3ppts of net revenue YoY as our continued strong growth and cost discipline enabled us to dilute sales & marketing expenses (despite incremental spend vs. Q2’23) by 0.7ppts and G&A expenses by 0.5ppts, as well as reduce the YoY deleverage from product development expenses to 0.2ppts in Q3’23 from 0.7ppts in Q2’23. Provisions for doubtful accounts fell as a percentage of net revenue YoY due to better asset quality, particularly in Brazil, and the dilutive effect of other businesses whose revenue growth outpaced credits. The increase in provision expenses on a sequential basis (vs. Q2’23) was due to the introduction of larger and longer loans for certain users in Brazil and geographic mix (with Argentina - where credit losses are lowest - losing share in the portfolio). Income from operations reached $685mn, growing 131% YoY to hit a new quarterly record. This was supported by Direct Contribution (DC) growth of 157% in Brazil and 106% in Mexico which, put together, accounted for 65% of DC and 82% of incremental DC (when comparing Q3’23 with Q3’22). The quarter’s strong margin performance reflects our ability to leverage our scale as we maintain high rates of growth, combined with many years of consistent investment in technology. This investment is coming to fruition as a superior offer to our customers (driving revenue growth), and more efficient internal processes and cost structures (supporting expense dilution). This reflects the strength and attractiveness of our financial model, and our focus on executing with excellence.

Q3'23 Results

Our net income for the quarter reached $359mn. This includes FX losses (net) amounting to $239mn, of which $173mn was directly related to our share repurchases in the Argentine market. We also incurred FX losses of $40mn in US GAAP due to the revaluation of assets & liabilities in Argentina (primarily cash held in Argentine pesos losing value in US dollars), and this was larger than previous quarters due to the sharp devaluation of the Peso in mid-August. That said, under local accounting rules, our dollar-denominated assets in Argentina (primarily intercompany receivables) increased in value in Argentine pesos, creating an FX gain that led to a $76mn tax charge. There was also a positive one-off impact of $141mn in tax due to the reversal of valuation allowances for deferred tax assets in Mexico as the sustainable profitability the business is now achieving makes the use of these tax assets probable.

Given the ongoing depreciation of the Argentine peso vs. the US dollar, we are providing investors with additional information, including the table below which shows certain P&L items denominated in Argentine pesos. If we were to simulate the effect of a devaluation equivalent to having translated Argentine peso revenues and costs to US dollars at the blue chip swap rate, rather than the official exchange rate, for the nine-month period to September 30, 2023, we estimate that income from operations would have been $331mn lower than our reported income from operations of $1,583mn. However, we also incurred significant FX losses related to our Argentine operations as a result of our repatriation of funds via the repurchase of our own shares in the Argentine market, which amounted to $386mn for the same nine-month period. Those purchases are made at the blue chip swap rate, which had an average spread of approximately 103% over the official exchange rate in the nine-month period to September 30, 2023. As a result of our cash management strategy in Argentina, we believe that our net income and cash flow already incorporate much of the potential effect of a devalued exchange rate. We estimate the impact of the simulation described above on our net income for the nine-month period to September 30, 2023, to be broadly neutral to slightly positive.

US dollars (in millions) nine months to September 30, 2023	Total MercadoLibre	ARS denominated	Other currencies
Net revenues	10,212	2,317	7,895
Cost of net revenues and operating expenses	(8,629)	(1,665)	(6,964)
Income from operations	1,583	652	931

Our strong P&L performance was reflected in our cash generation, with cash and cash equivalents up by $311mn in Q3'23 vs. Q2'23 and $261mn year-to-date. Capex investments have totaled $329mn so far this year as we continue to invest in our logistics network. Debt ratios have improved materially on the back of our strong results and cash flow, with net debt to EBITDA falling to less than 1.0x in Q3'23 from 2.5x a year ago. We expect those ratios to improve further once we complete the process of redeeming our 2028 convertible notes, which we announced during the quarter. We believe our balance sheet is in good shape.

Looking Ahead

After celebrating another quarter of strong operational KPIs and financial results, our teams are now focused on executing another peak season successfully to further extend our leadership in Commerce and build on our momentum in Fintech. More broadly, we are particularly pleased that the quarter's results show our ability to deliver operating leverage across our P&L as we scale. This bodes well for the future as we remain focused on taking advantage of the many growth opportunities that are open to us, and we are optimistic about our ability to do this in a profitable and sustainable manner that creates even more scale in the long-term. As such, we continue to invest across the business with confidence that ***the best is yet to come***.

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Q3'23 Results

The following table summarizes certain key performance metrics for the nine and three-month periods ended September 30, 2023 and 2022.

	Nine Months Ended September 30,				Three Months Ended September 30,			
(IN MILLIONS, except %) (*)		2023		2022		2023		2022
Unique active users	$	167	$	127	$	120	$	88
Gross merchandise volume		31,299		24,834		11,360		8,618
Number of items sold		991		826		357		284
Number of items shipped	$	970	$	794	$	350	$	276
Total payment volume	$	126,307	$	87,683	$	47,256	$	32,170
Total volume of payments on marketplace (**)		32,997		26,180		11,973		9,089
Total payment transactions	$	6,515	$	3,792	$	2,508	$	1,439
NIMAL (***)		35.1 %		29.0 %		37.4 %		29.7 %
Capital expenditures	$	329	$	343	$	126	$	106
Depreciation and amortization	$	389	$	281	$	135	$	97

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.
(**) As from January 1, 2022, we no longer disclose our total volume of payments on marketplace net of shipping and financing fees. Given the growth of our shipping and fintech businesses, management believes that including shipping and financing fees in the calculation of total volume of payments on marketplace results in a more accurate indicator of that performance on a go-forward basis. Consequently, total volume of payment on marketplace for the nine and three month periods ended September 30, 2022 has been recast to include shipping and financing fees.
(***) Net interest margins after losses ("NIMAL") represents the annualized ratio between the total credits revenues less funding costs and provision for doubtful accounts for the period and total average gross loans receivable for the period. Management uses NIMAL to monitor how effectively the Company is pricing and managing the credit products relative to their risk and setting targets. Accordingly, management is of the opinion that NIMAL provides useful information to investors and others related to the Company's risk appetite through the different periods and shows how the Company effectively prices risk.

Year-over-year USD Growth Rates by Quarter

Consolidated Net Revenues	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
Brazil	35 %	36 %	26 %	23 %	40 %
Argentina	72 %	50 %	39 %	30 %	22 %
Mexico	60 %	55 %	62 %	64 %	66 %
Commerce	20 %	22 %	31 %	38 %	45 %
Fintech	94 %	73 %	40 %	24 %	33 %

Gross Merchandise Volume	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
Brazil	20 %	29 %	29 %	24 %	38 %
Argentina	35 %	13 %	15 %	12 %	8 %
Mexico	22 %	35 %	41 %	52 %	59 %

Total Payment Volume	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
ON On-Platform	22 %	23 %	23 %	23 %	32 %
OFF Off-Platform	71 %	58 %	57 %	46 %	53 %

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Q3'23 Results

Year-over-year Local Currency Growth Rates by Quarter

Consolidated Net Revenues	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
Brazil	35 %	28 %	26 %	23 %	30 %
Argentina	140 %	143 %	151 %	156 %	180 %
Mexico	62 %	46 %	48 %	45 %	40 %
Commerce	33 %	36 %	54 %	65 %	76 %
Fintech	115 %	93 %	64 %	48 %	61 %

Gross Merchandise Volume	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
Brazil	20 %	22 %	28 %	25 %	28 %
Argentina	87 %	83 %	107 %	119 %	147 %
Mexico	23 %	28 %	28 %	34 %	34 %

Total Payment Volume	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23
ON On-Platform	39 %	44 %	48 %	53 %	61 %
OFF Off-Platform	122 %	121 %	121 %	129 %	145 %

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on November 1st, 2023, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://edge.media-server.com/mmc/p/2t4k8a2k and register at the platform to attend the live event.

Also, to participate in our conference call, investors, analysts and the market in general may access the following link at https://register.vevent.com/register/BI3667afe6bac641f8a6e060568126dd6e to be provided with the dial-in number and personal pin code to join the conference call and to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

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Q3’23 Results Definition of Selected Operational Metrics 8 ▪ Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account. ▪ Unique Fintech User – Users who engage in at least one of the following services within the quarter: wallet payments online, in app or in store; transfers; withdrawals; consumer or merchant credit borrowers; card users; fintech sellers; and fintech active products such as asset management and insurtech users. ▪ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2022 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ▪ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. ▪ Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago. ▪ Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago. ▪ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions. ▪ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ▪ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services. ▪ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS. ▪ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. ▪ Items shipped – Measure of the number of items that were shipped through our shipping service. ▪ G&A - General and administrative expenses. ▪ Local Currency Growth Rates – Refer to FX Neutral definition. ▪ Net income margin – Defined as net income as a percentage of net revenues. ▪ Operating margin – Defined as income from operations as a percentage of net revenues. ▪ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts and funding costs, and usually expressed as a percentage of the average portfolio for the period. ▪ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on-time.

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/ Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0 Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward- looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2022, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. Q3’23 Results About Mercado Libre Forward-Looking Statements 9

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022 (In millions of U.S. dollars, except par value) (Unaudited) Q3’23 Results 10 September 30, 2023 December 31, 2022 Assets Current assets: Cash and cash equivalents $ 2,171 $ 1,910 Restricted cash and cash equivalents 1,085 1,453 Short-term investments 3,320 2,339 Accounts receivable, net 161 130 Credit card receivables and other means of payments, net 3,375 2,946 Loans receivable, net of allowances of $989 and $1,074 2,336 1,704 Prepaid expenses 43 38 Inventories 246 152 Customer crypto-assets safeguarding assets 21 15 Other assets 292 266 Total current assets 13,050 10,953 Non-current assets: Long-term investments 149 322 Loans receivable, net of allowances of $35 and $30 42 32 Property and equipment, net 1,081 993 Operating lease right-of-use assets 796 656 Goodwill 159 153 Intangible assets, net 21 25 Deferred tax assets 489 346 Other assets 337 256 Total non-current assets 3,074 2,783 Total assets $ 16,124 $ 13,736 Liabilities Current liabilities: Accounts payable and accrued expenses $ 1,910 $ 1,393 Funds payable to customers 4,016 3,454 Amounts payable due to credit and debit card transactions 745 483 Salaries and social security payable 519 401 Taxes payable 530 414 Loans payable and other financial liabilities 2,272 2,131 Operating lease liabilities 171 142 Customer crypto-assets safeguarding liabilities 21 15 Other liabilities 122 129 Total current liabilities 10,306 8,562 Non-current liabilities: Amounts payable due to credit and debit card transactions 12 5 Loans payable and other financial liabilities 2,182 2,627 Operating lease liabilities 615 514 Deferred tax liabilities 163 106 Other liabilities 105 95 Total non-current liabilities 3,077 3,347 Total liabilities $ 13,383 $ 11,909 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,496,474 and 50,257,751 shares issued and outstanding $ — $ — Additional paid-in capital 1,959 2,309 Treasury stock (587) (931) Retained earnings 1,735 913 Accumulated other comprehensive loss (366) (464) Total equity 2,741 1,827 Total liabilities and equity $ 16,124 $ 13,736

Q3'23 Results

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Income
For the nine and three-month periods ended September 30, 2023 and 2022
(In millions of U.S. dollars, except for share data) (Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,	
	2023	2022	2023	2022
Net service revenues	$ 9,233	$ 6,766	$ 3,419	$ 2,437
Net product revenues	979	769	341	253
Net revenues	10,212	7,535	3,760	2,690
Cost of net revenues	(4,961)	(3,830)	(1,765)	(1,342)
Gross profit	5,251	3,705	1,995	1,348
Operating expenses:				
Product and technology development	(1,145)	(774)	(396)	(278)
Sales and marketing	(1,207)	(916)	(441)	(333)
Provision for doubtful accounts	(751)	(845)	(277)	(288)
General and administrative	(565)	(485)	(196)	(153)
Total operating expenses	(3,668)	(3,020)	(1,310)	(1,052)
Income from operations	1,583	685	685	296
Other income (expenses):				
Interest income and other financial gains	545	142	196	65
Interest expense and other financial losses	(297)	(221)	(111)	(92)
Foreign currency losses, net	(508)	(134)	(239)	(71)
Net income before income tax expense and equity in earnings of unconsolidated entity	1,323	472	531	198
Income tax expense	(504)	(154)	(172)	(69)
Equity in earnings of unconsolidated entity	3	(1)	—	—
Net income	$ 822	$ 317	$ 359	$ 129

	Nine Months Ended September 30,		Three Months Ended September 30,	
	2023	2022	2023	2022
Basic earning per share				
Basic net income				
Available to shareholders per common share	$ 16.40	$ 6.30	$ 7.18	$ 2.57
Weighted average of outstanding common shares	50,137,826	50,365,813	50,008,320	50,325,075
Diluted earning per share				
Diluted net income				
Available to shareholders per common share	$ 16.36	$ 6.29	$ 7.16	$ 2.56
Weighted average of outstanding common shares	50,338,945	51,356,081	50,209,439	51,315,343

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MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the nine-month periods ended September 30, 2023 and 2022 (In millions of U.S. dollars) (Unaudited) Q3’23 Results 12 Nine Months Ended September 30, 2023 2022 Cash flows from operations: Net income $ 822 $ 317 Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of unconsolidated entity (3) 1 Unrealized foreign currency losses, net 498 265 Impairment of digital assets — 11 Depreciation and amortization 389 281 Accrued interest income (232) (111) Non cash interest expense and amortization of debt issuance costs and other charges 79 132 Provision for doubtful accounts 751 845 Results on derivative instruments 26 28 Stock-based compensation expense — restricted shares — 1 Long term retention program (“LTRP”) accrued compensation 122 59 Deferred income taxes (84) (96) Changes in assets and liabilities: Accounts receivable (46) (27) Credit card receivables and other means of payments (361) (768) Prepaid expenses (3) (22) Inventories (85) 102 Other assets (89) (60) Payables and accrued expenses 605 150 Funds payable to customers 440 216 Amounts payable due to credit and debit card transactions 255 77 Other liabilities (85) (87) Interest received from investments 213 84 Net cash provided by operating activities 3,212 1,398 Cash flows from investing activities: Purchases of investments (15,540) (9,266) Proceeds from sale and maturity of investments 14,847 7,861 Payments from settlements of derivative instruments (49) (7) Purchases of intangibles assets — (1) Changes in loans receivable, net (1,465) (1,470) Investments of property and equipment (329) (342) Net cash used in investing activities (2,536) (3,225) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 19,390 12,478 Payments on loans payable and other financing liabilities (19,353) (11,421) Payments of finance lease obligations (21) (14) Common Stock repurchased (356) (115) Net cash (used in) provided by financing activities (340) 928 Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents (443) (221) Net decrease in cash, cash equivalents, restricted cash and cash equivalents (107) (1,120) Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period $ 3,363 $ 3,648 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 3,256 $ 2,528

MercadoLibre, Inc. Financial results of reporting segments Q3’23 Results Three Months Ended September 30, 2023 Brazil Argentina Mexico Other Countries Total (In millions) Net revenues $ 2,006 $ 825 $ 772 $ 157 $ 3,760 Direct costs (1,435) (441) (605) (150) (2,631) Direct contribution 571 384 167 7 1,129 Operating expenses and indirect costs of net revenues (444) Income from operations 685 Other income (expenses): Interest income and other financial gains 196 Interest expense and other financial losses (111) Foreign currency losses, net (239) Net income before income tax expense and equity in earnings of unconsolidated entity $ 531 Three Months Ended September 30, 2022 Brazil Argentina Mexico Other Countries Total (In millions) Net revenues $ 1,431 $ 675 $ 465 $ 119 $ 2,690 Direct costs (1,209) (376) (384) (121) (2,090) Direct contribution 222 299 81 (2) 600 Operating expenses and indirect costs of net revenues (304) Income from operations 296 Other income (expenses): Interest income and other financial gains 65 Interest expense and other financial losses (92) Foreign currency losses, net (71) Net income before income tax expense and equity in earnings of unconsolidated entity $ 198 13

To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense, depreciation and amortization and equity in earnings of unconsolidated entity (“Adjusted EBITDA”), net debt and foreign exchange (“FX”) neutral measures as non-GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non- GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense and equity in earnings of an unconsolidated entity. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the period indicated (in millions of U.S. dollars): Q3’23 Results Non-GAAP Measures of Financial Performance 14 Three Months Ended September 30, 2023 2022 Net income $ 359 $ 129 Adjustments: Depreciation and amortization 135 97 Interest income and other financial gains (196) (65) Interest expense and other financial losses 111 92 Foreign currency losses, net 239 71 Income tax expense 172 69 Adjusted EBITDA $ 820 $ 393

Net debt We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures. The following table presents a reconciliation of net debt for each of the periods indicated (in millions of U.S. dollars): (1) Excludes foreign government debt securities restricted and held in guarantee and investments held in VIEs as a consequence of securitization transactions. (2) Excludes foreign government debt securities restricted, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost. Q3’23 Results 15 September 30, 2023 December 31, 2022 Current Loans payable and other financial liabilities $ 2,272 $ 2,131 Non-current Loans payable and other financial liabilities 2,182 2,627 Current Operating lease liabilities 171 142 Non-current Operating lease liabilities 615 514 Total debt $ 5,240 $ 5,414 Less: Cash and cash equivalents $ 2,171 $ 1,910 Short-term investments (1) 1,551 1,120 Long-term investments (2) 52 245 Net debt $ 1,466 $ 2,139

Q3'23 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2022 and applying them to the corresponding months in 2023, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended September 30, 2023:

	Three Months Ended September 30,					
	As reported			FX Neutral Measures	As reported	
(In millions, except percentages)	**2023**	**2022**	**Percentage Change**	**2023**	**2022**	**Percentage Change**
	(Unaudited)			(Unaudited)		
Net revenues	$ 3,760	$ 2,690	39.8%	$ 4,549	$ 2,690	69.1%
Cost of net revenues	(1,765)	(1,342)	31.5%	(2,060)	(1,342)	53.5%
Gross profit	1,995	1,348	48.0%	2,489	1,348	84.6%
Operating expenses	(1,310)	(1,052)	24.5%	(1,620)	(1,052)	54.0%
Income from operations	$ 685	$ 296	131.4%	$ 869	$ 296	193.6%

> CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com

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